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Fuel Systems Solutions’ Subsidiary IMPCO Technologies Invests in Industrial Engine Building Capabilities

Positions company to provide turnkey package for new 2010 emissions standards -

- Names Chief Operating Officer for IMPCO Technologies -

SANTA ANA, CA - March 2, 2009 - Fuel Systems Solutions, Inc. (NASDAQ: FSYS) announced the expansion of the engine building capabilities at the Sterling Heights, MI facility of its subsidiary, IMPCO Technologies, Inc. The planned investment will support the introduction of Fuel Systems Solutions’ next generation direct injection industrial fuel system, which will be fitted on engines certified to comply with new 2010 emissions standards. In addition, the company promoted Peter J. Chase, 41, to IMPCO’s Chief Operating Officer, in part to help facilitate the program’s implementation.

“Our original equipment manufacturer customers are demanding complete solutions more than ever,” said Richard Nielsen, IMPCO’s General Manager. “By expanding our engine building capabilities, we can respond to our customers’ unique needs with the same quality and functionality we have delivered for over 50 years.”

The investment program includes mechanized production lines for engine builds in industrial mobile, stationary and power generation applications and follows the successful implementation of a pilot program at IMPCO’s Santa Ana manufacturing plant. The Sterling Heights facility will continue to serve as IMPCO’s central location for research and development activities for the industrial market. In 2008, IMPCO supplied over 100,000 fuel systems for a variety of industrial applications. Its core markets include industrial mobile equipment such as forklifts, stationary engines and power generation - all of which are subject to stringent emissions regulation.

“Our industry and demand for our products is driven by many factors including investment and broader economic cycles,” said Nielsen. “Emissions regulation and an increasing commitment to a healthier work environment are also key drivers of our industry, we believe even more so than energy prices, including crude oil, which are outside of our control and impossible to predict. We will continue to invest in our core business, even during periods of economic slowdown, and take the steps necessary to help our customers be more efficient. Our enhanced engine building capabilities allow us to do just that.”

The promotion of Peter J. Chase to IMPCO’s COO will also be instrumental in achieving these goals. Chase has extensive industrial and alternative fuel experience developed over nine years with IMPCO and previously with Perkins Engines Company and Cummins Inc.

“Peter is an outstanding operations executive with a great combination of engineering and business knowledge. In his expanded role, he will drive efficiencies across our industrial business in the U.S. and internationally and help us capitalize on new investments,” concluded Nielsen.

About Fuel Systems Solutions

Fuel Systems Solutions, Inc. (NASDAQ: FSYS), a U.S.-based company, through its U.S. and foreign subsidiaries, delivers alternative fuel solutions for transportation and industrial applications that reduce emissions, displace petroleum and generate savings, which is extremely relevant today. The company is comprised of two subsidiaries, industrial under IMPCO Technologies and transportation under BRC. IMPCO designs, manufactures, markets and supplies advanced products and systems to enable internal combustion engines to run on clean burning gaseous fuels such as natural gas, propane and biogas. IMPCO is a leader in the heavy duty, industrial, power generation and stationary engines sectors. Headquartered in Santa Ana, California, IMPCO has offices throughout Asia, Europe and North America. BRC, through its subsidiaries, produces a complete range of systems for converting vehicles to gaseous fuel to meet market requirements. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major automobile manufacturers for OEM projects. Headquartered in Cherasco, Italy, BRC has offices throughout Asia, Europe, Australia and South America. Additional information is available at www.fuelsystemssolutions.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks and uncertainties concerning the expansion of our engine building capabilities, our intent to continue to invest during the economic slowdown, and our intent to provide next generation fuel injection industrial fuel system to comply with new 2010 emissions standards. The factors that may cause the company’s expectations not to be realized include, but are not limited to changes in global economic and financing markets, changes in the demand from our original equipment manufacturers, the company’s ability to meet original equipment manufacturer specifications, the level and success of the company’s development programs with original equipment manufacturers, and changes in emissions, environmental or other regulations that affect consumer demand for the company’s products. Readers also should consider the risk factors set forth in the company’s reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in "Risk Factors" section of the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2008. The company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.